SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT: November 19, 2004 COMMISSION FILE NO. 0-19485



                         ADVANCED ENERGY RECOVERY, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           Delaware                                             84-1069416
 ------------------------------                            --------------------
(State or other jurisdiction of                           (IRS Employer
 incorporation or organization)                           Identification Number)



                     5799 BROADMOOR, STE 750,  MISSION, KS           66218
                     --------------------------------------         --------
                    (Address of principal executive offices)       (Zip Code)



     Registrant's Telephone Number (executive office), including Area Code:
                                 (913) 535-1072


                            ADVANCED FINANCIAL, INC.
                       5425 MARTINDALE, SHAWNEE, KS 66218
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 8.01.  OTHER INFORMATION

     GulfWest Energy Inc. Joint Venture

          On July 21, 2004, the Company entered into a Letter of Intent, subject to the execution of definitive agreements, with GulfWest Energy Inc. ("GWEI") located in Houston, Texas, under which the Company and GWEI, through one or more Joint Venture LLCs, would develop certain oil and gas assets owned by GWEI in Grimes and Madison County, Texas. Certain of the Madison County reserves, if developed and produced, are expected to require treatment similar to that described in the Madisonville Project as discussed later under the Gateway Energy Corporation Agreement. On October 14, 2004, the Company, through its wholly owned subsidiary, Allen Drilling Acquisition Company ("ADAC"), became a member of a Texas LLC (Elgin Holdings, L.L.C.) (the "LLC") ("Elgin") with GWEI for the purpose of initially developing certain portions of the GWEI oil and gas asset bases in Madison County and Hardin County, Texas. Participation in the development of the Grimes County asset base by ADAC was deferred and will not be a part of this LLC. GWEI contributed certain assets valued at approximately $540,000, and the Company committed to provide up to $595,000 in initial capital funding to the LLC. The Company owns 52.5% of the LLC, and hold two of the three manager positions, such positions filled by Charles A. Holtgraves and Larry J. Horbach. The various agreement transaction requirements were completed on November 15, 2004, including the required cash initial capital funding requirements.

     The initial capital funding was raised by ADAC through a private placement of 595 shares of a new series preferred stock. The Senior Series B Preferred Stock, Stated Value $1,000 per share provides, among other things, for a preferential dividend right based on the Company's proportionate interest in the operations and cash flow from Elgin, and a preferential liquidation right consisting of a proportionate share of the Company's Capital Account of Elgin.

     Charles A. Holtgraves, Larry J. Horbach and Christopher D. Davis are directors of the Registrant. Mr. Holtgraves and Mr. Horbach are officers of the Registrant. Entities in which these individuals either control or have an interest in, have subscribed for 577 of the 595 authorized shares.


  Advanced Energy Recovery, Inc., Elgin Holdings, L.L.C. and Gateway Energy Corporation Agreement

     On November 15, 2004, the Registrant and Elgin entered into a License Agreement (the "Agreement") with Gateway Energy Corporation and certain of its subsidiaries ("Gateway"). The Agreement, provides, among other things, for the granting of a sublicense to the Registrant and Elgin to enable Elgin to treat the gas produced from the leasehold interests owned by Elgin in Madison County, Texas, which leasehold interests fall within a defined Area of Mutual Interest, ("AMI"). Such AMI is set forth in a long term agreement, sometimes known as the Madisonville Project Agreement The Madisonville Project is operated under a

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long-term agreement between Gateway, Hanover Compression Limited Partnership, and Redwood Energy Production, L. P. and is designed to treat gas to remove impurities from the gas to enable the gas to meet pipeline sales quality specifications. The Madisonville Project employs the state-of-the-art, patented, absorption based technology developed by Advanced Extraction Technologies, Inc., for which Gateway has the exclusive U. S. license, to remove nitrogen from the gas. In addition, the Agreement provides that AER and Elgin will dedicate the gas produced from its interests in the AMI to the Madisonville Project plant and will advance up to $91,250 to Gateway, in the form of a prepayment, the license and other fees due Advanced Extraction Technologies ("AET") for the processing of a minimum of 5,000 Mcf per day. The Agreement further grants to AER or its designees, an option to participate pari passu with Gateway, subject to certain limitations, in future projects which require the treatment of natural gas containing high nitrogen, which projects utilize the AET license held by Gateway


ITEM 7.  EXHIBITS

     The following exhibits are filed as part of this report.

     Exhibit A--The Regulations of Elgin Holdings, L.L.C.

     Exhibit B-- The Certificate of Designation, Preferences and Rights of the Senior Series B Preferred Stock, Stated Value of $1,000 of Allen Drilling Acquisition Company.

     Exhibit C-- The License Agreement between Advanced Energy Recovery, Inc., Elgin Holdings, L.L.C. and Gateway Energy Corporation.

     Exhibit D-- Press Release.


                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            ADVANCED ENERGY RECOVERY, INC.
                                                  (Registrant)


November 18, 2004                           By:  /s/  Larry J. Horbach
---------------------------                    --------------------------------
                                                      Larry J. Horbach,
                                                     Assistant Secretary

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                                    EXHIBIT A

                  ---------------------------------------------



                                   REGULATIONS

                                       of


                             ELGIN HOLDINGS, L.L.C.



                 -----------------------------------------------

                                   REGULATIONS
                                       OF
                             ELGIN HOLDINGS, L.L.C.
                        A Texas Limited Liability Company


ARTICLE 1.         DEFINITIONS
     1.1              Definitions
     1.2              Construction

ARTICLE 2.         ORGANIZATION
     2.1              Formation
     2.2              Name
     2.3              Registered Office; Registered Agent In The
                      United States; Other States
     2.4              Purposes
     2.5              Foreign Qualification
     2.6              Term
     2.7              No State-Law Partnership

ARTICLE 3.         MEMBERSHIPS, DISPOSITIONS OF INTERESTS
     3.1              Initial Members
     3.2              Preferential Purchase Right
     3.3              Restrictions on the Disposition of an Interest
     3.4              Additional Members
     3.5              Interests in a Member
     3.6              Liability to Third Parties
     3.7              Lack of Authority

ARTICLE 4.         CAPITAL CONTRIBUTIONS
     4.1              Contributions and Sharing Ratio
     4.2              Subsequent Contributions
     4.3              Failure to Contribute
     4.4              Return of Contributions
     4.5              Advances by Members
     4.6              Capital Accounts

ARTICLE 5.         ALLOCATIONS AND DISTRIBUTIONS
     5.1              Allocations
     5.2              Distributions

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ARTICLE 6.         MANAGERS
     6.1              Management by Managers
     6.2 Actions by Managers; Committees; Delegation of Authority and Duties
     6.3              Term of Office


     6.4           Meetings
     6.5              Approval or Ratification of Acts or Contracts by Members
     6.6              Action by Written Consent or Telephone Conference
     6.7              Conflicts of Interest
     6.8              Officers



 ARTICLE 7.        MEETINGS OF MEMBERS
     7.1              Meetings
     7.2              Voting List
     7.3              Proxies
     7.4              Conduct of Meetings
     7.5              Action by Written Consent or Telephone Conference

 ARTICLE 8.        INDEMNIFICATION
     8.1              Right to Indemnification
     8.2              Advance Payment
     8.3              Indemnification of Officers, Employees, and Agent
     8.4              Appearance as a Witness
     8.5              Nonexclusivity of Rights
     8.6              Insurance
     8.7              Member Notification
     8.8              Savings Clause


 ARTICLE 9.        TAXES
     9.1              Tax Returns
     9.2              Tax Elections
     9.3              "Tax Matters Partner."


 ARTICLE 10.       BOOKS, RECORDS, REPORTS,
     10.1             Maintenance of Books
     10.2             Reports
     10.3             Accounts


ARTICLE 11.        DISSOLUTION, LIQUIDATION, AND TERMINATION
     11.1             Dissolution
     11.2             Liquidation and Termination
     11.3             Deficit Capital Accounts
     11.4             Articles of Dissolution

ARTICLE 12.        GENERAL PROVISIONS
     12.1             Offset
     12.2             Notices
     12.3             Entire Agreement
     12.4             Effect of Waiver or Consent
     12.5             Amendment or Modification

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     12.6             Binding Effect
     12.7             Governing Law; Severability
     12.8             Further Assurances
     12.9             Waiver of Certain Rights
     12.10            Indemnification
     12.11            Counterparts


EXHIBIT A        -        Member Sharing Ratio

EXHIBIT B        -        Initial Contribution of Members

Exhibit B-1      -        Description of Interests Contributed by GulfWest
                          Energy Inc.

EXHIBIT C        -        Use of ADAC's Initial Contribution

EXHIBIT D        -        Distributions to Members

EXHIBIT E        -        Responsibilities of Operator

                                   REGULATIONS
                                       OF
                             ELGIN HOLDINGS, L.L.C.
                        A Texas Limited Liability Company


     These REGULATIONS OF ELGIN HOLDINGS, L.L.C. (`Regulations"), dated as of this 14th day of October 2004 are (a) adopted by the Managers (as defined below) and (b) executed and agreed to, for good and valuable consideration, by the Members listed on the signature page attached hereto.


                             ARTICLE I. DEFINITIONS

1.1 Definitions. As used in these Regulations, the following terms have the following meanings:

"Act" means the Texas Limited Liability Company Act and any successor statute, as amended from time to time.

"ADAC" mean Allen Drilling Acquisition Company.

"Affiliate" means (i) any Legal Entity controlling, controlled by or under common control with another Legal Entity, (ii) a Legal Entity owning or controlling ten percent (10%) or more of the outstanding voting securities of such other Legal Entity, (iii) any officer or director of such other Legal Entity, and (iv) if such other Legal Entity is an officer or director, any company for which such Legal Entity acts as officer or director.

"Assignee" means any Legal Entity that acquires Membership Interests or any portion thereof through a Disposition, but who is not admitted as a Member. An Assignee shall have no right to be admitted to the Company as a Member except in accordance with Section 3.3(b). Subject to the terms of this Agreement, an Assignee has the rights of an assignee under the Act. The Assignee of a sold or merged Legal Entities Member is the Legal Entity or Legal Entities to whom the sold or merged Member's Membership Interests are assigned. The Assignee of a sold or merged Member is the shareholder, partner, member or other equity owner or owners of the dissolved Member to whom such Member's Membership Interests are assigned by the Legal Entity conducting the liquidation or winding up of such Member. The Assignee of a Bankrupt Member is the bankruptcy estate until such time there is a Legal Entity or Legal Entities (if any) to whom such Bankrupt Member's Membership Interests are assigned by order of the bankruptcy court or other governmental authority having jurisdiction over such Bankruptcy; or, in the event of a general assignment for the benefit of creditors, the creditor to which such Membership Interests are assigned.

"Bankrupt" or Bankruptcy" means (except to the extent a Supermajority Interest consents otherwise) any Member (a) that (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for the Member a reorganization, arrangement, composition, readjustment,

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


liquidation, dissolution, or similar relief under any law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in sub clauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member's or of all or any substantial part of the Member's properties; or (b) against which, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law has been commenced and one hundred twenty (120) days have expired without dismissal thereof or with respect to which, without the Member's consent or acquiescence, a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties has been appointed and ninety (90) days have expired without the appointment's having been vacated or stayed, or ninety (90) days have expired after the date or expiration of a stay, if the appointment has not previously been vacated.

"Business Day" means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of Texas are closed.

"Capital Contribution" means any contribution by a Member to the capital of the Company.

"Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

"Commitment" means, subject in each case to adjustments on account of Dispositions of Membership Interests permitted by these Regulations, (a) in the case of a Member executing these Regulations as of the date of these Regulations or a Legal Entity acquiring that Membership Interest, the amount specified for that Member as its commitment on Exhibit A, and (b) in the case of a Membership Interest issued pursuant to Section 3.4, the Commitment established pursuant thereto.

"Company" means Elgin Holdings, L.L.C., a Texas limited liability company.

"Default" means with respect to any Member, (a) the failure of such Member to contribute, within ten (10) days of the date required, all or any portion of a Capital Contribution that such Member is required to make as provided in these Regulations; or (b) the failure of a Member to comply in any material respect with any of its other agreements, covenants, or obligations under this Agreement, or the failure of any representation or warranty made by a Member in this Agreement to have been true and correct in all material respects at the time it was made, in each case if such default is not cured by the applicable Member within thirty (30) days of its receiving notice of such Default from the Managers or any other Member (or, if such Default is not capable of being cured within such thirty (30) day period, if such Member fails to promptly commence substantial efforts to cure such default or to prosecute such curative efforts to completion with continuity and diligence).

"Default Interest Rate" means a rate per annum equal to the lesser of (a) the Prime Rate plus three percent (3%), and (b) the maximum rate permitted by applicable law.

"Delinquent Member" has the meaning given that term in Section 4.3(a).

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"Dispose," "Disposing," or "Disposition" means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or the acts thereof.

"Encumbrance" a security interest, lien, pledge, mortgage, or other encumbrance, whether such encumbrance be voluntary, involuntary, or by operation of law.

"GulfWest" means GulfWest Energy Inc.

"Legal Entity" has the meaning given that term in Article 3 of the Articles of Organization.

"Lending Member" has the meaning given that term in Section 4.3(a) (ii) (C).

"Majority in Interest" means one or more Members having among them more than 50% of the Sharing Ratios of all Members.

"Manager" means the Persons named in the Articles as initial managers of the Company and any Person hereafter designated as a Manager of the Company as provided in these Regulations.

"Member" means any Legal Entity executing these Regulations as of the date of these Regulations as a member or hereafter admitted to the Company as a member as provided in these Regulations, but does not include any Legal Entity who has ceased to be a member in the Company.

"Membership Interest" means the interest of a Member in the Company, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, and to consent or approve.

"Operator" means Setex Oil and Gas Company, a wholly owned subsidiary of GulfWest Energy Inc.

"Prime Rate" means a rate per annum equal to the lesser of (a) a varying rate per annum that is equal to the interest rate described as the prime rate (or the lowest of such rates if more than one rate is quoted) in the "Money Rates" table (or any future substitute therefore) published in the Wall Street Journal as of the last date of publishing immediately preceding the date of the promissory note or creation of other obligation hereunder and, thereafter, adjusted twice annually as of the first day in each year that such publication is published and the first day in July in each year that such publication is published, and (b) the maximum rate permitted by applicable law. As used herein, the "Prime Rate" shall be the rate of interest. "Proceeding" has the meaning given that term in
Section 8.1.

"Supermajority Interest" means one or more Members having among them more than 75% of the Sharing Ratios of all Members.

"Sharing Ratio" with respect to any Member means, subject in each case to adjustments on account of Dispositions of Membership Interests or otherwise permitted by these Regulations, (a) in the case of a Member executing these

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Regulations as of the date of these Regulations or a Person acquiring those
Membership Interests, the percentage specified for that Member as its Sharing Ratio on Exhibit A, and (b) in the case of Membership Interests issued pursuant to Section 3.4, the Sharing Ratio established pursuant thereto.

"TBCA" means the Texas Business Corporation Act and any successor statute, as amended from time to time.

"Unanimous Interest" means all of the Members.

Other terms defined herein have the meanings so given them.

1.2 Construction. Whenever the context requires, the gender of all words used in these Regulations includes the masculine, feminine, and neuter. All references to Articles and Sections refer to articles and sections of these Regulations, and all references to Exhibits are to Exhibits attached hereto, each of which is made a part hereof for all purposes.


                             ARTICLE 2. ORGANIZATION

2.1 Formation. The Company has been organized as a Texas limited liability company by the filing of Articles of Organization ("Articles") pursuant to the Act and the issuance of a Certificate of Organization for the Company by the Secretary of State of Texas.

2.2 Name. The name of the Company is ELGIN HOLDINGS, L.L.C.. All Company business shall be conducted in that name or such other names that comply with applicable law as the Managers may select from time to time.

2.3 Registered Office; Registered Agent; Principal Office in the United States; Other States. The registered office of the Company required by the Act to be maintained in the State of Texas shall be the office of the initial registered agent named in the Articles or such other office (which need not be a place of business of the Company) as the Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Texas shall be the initial registered agent named in the Articles or such other Legal Entity or Legal Entities as the Managers may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as the Managers may designate from time to time, which need not be in the State of Texas, and the Company shall maintain records there as required by article 2.22 of the Act and shall keep a record of the street address of such principal office at the registered office of the Company in the State of Texas. The Company may have such other offices as the Managers may designate from time to time.

2.4 Purposes. The purposes of the Company are those set forth in the Articles.

2.5 Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than Texas, the Managers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Managers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Managers, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with these Regulations

                                       8

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that are necessary or appropriate to qualify, continue, and terminate the
Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

2.6 Term. The Company commenced on the date the Secretary of State of Texas issued a Certificate of Organization for the Company and shall continue in existence for the period fixed in the Articles, subject to amendment or extension in accordance with applicable law.

2.7 No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership or joint venture), and that no Member or Manager be a partner or joint venture of any other Member or manager, for any purposes other than federal and state tax purposes, and these Regulations may not be construed to suggest otherwise.


                ARTICLE 3. MEMBERSHIP, DISPOSITIONS OF INTERESTS

3.1 Initial Members. The initial Members of the Company are the Legal Entities executing these Regulations as Members, each of which is admitted to the Company as a Member effective contemporaneously with the execution by such Legal Entity of these Regulations.

3.2 Preferential Purchase Right. A Member desiring to Dispose ("Transferor") of all or any part of such Member's Interest (or rights therein) pursuant to a bona fide offer from another Legal Entity shall first give written notice (the "Initial Notice") to the other Members and to the Company stating the Interests (or rights therein) ("Assigned Interest) to be transferred, the name and address of the proposed transferee, the sales price, and the terms of payment. The Initial Notice shall be deemed to be an offer by the Transferor to sell the Assigned Interest to the Company and to the other Members in accordance with this Section 3.2 at the price and on the terms stated in the Initial Notice. Within thirty (30) days after the receipt of the Initial Notice, the Company shall have the option, subject to the terms of this Section 3.2, to purchase all or any portion of the Assigned Interest by giving written notice to the Members specifying the portion of the Assigned Interest proposed to be purchased ("Notice of Exercise"). If such option is not timely exercised as to all of the Assigned Interest, the other Members shall have the option to purchase all of the Assigned Interest remaining unpurchased (but not less than all of the remaining Assigned Interest) which may be exercised by giving Notice of Exercise within forty-five (45) days after the receipt of the Initial Notice. Such right to purchase shall be allocated among the other Members who have timely exercised their respective options in such proportions as may be agreed upon by them, or, in the absence of agreement, pro rata in accordance with their Sharing Ratios. If the option of the Company under this Section 3.2 is exercised as to only a portion of the Assigned Interest and the remaining Members fail to exercise their options such that all of the remaining Assigned Interest is purchased, then the exercise of the option by the Company and other Members under this
Section 3.2 shall be deemed void and not exercised; provided that any such Disposition remains subject to the provisions of Section 3.3. Any purchase hereunder shall be consummated within thirty (30) days after the date the last Notice of Exercise is received by Transferor. If the Assigned Interest is not purchased in full by the Company and/or the Members, the Transferor shall be free to Dispose of the Assigned Interest, provided that the Disposition shall be in strict compliance with the terms of the Initial Notice and the sale shall be subject to Section 3.3.

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3.3 Restrictions on the Disposition of an Interest. (a) Except for Disposition
to the Company or a Member pursuant to the exercise of an option as described in
Section 3.2, a Disposition of an Interest may not be effected without the consent of (i) a majority of the Managers who are Members (excluding any Manager who is making such Disposition), or (ii) if there are no Managers who are Members, then by a Supermajority Interest. Any attempted Disposition by a Member of an interest or right, or any part thereof, in or in respect of the Company other than in accordance with this Section 3.3 shall be, and is hereby declared, null and void ab initio.

(b) Subject to the provisions of Section 3.3(c), 3.3(d) and 3.3(e), (i) a Legal Entity to whom an interest in the Company is transferred in compliance with Sections 3.2 and 3.3(a) has the right to be admitted to the Company as a Member with the same Sharing Ratio and the Commitment as the Transferor, if (A) the Transferor grants the transferee the right to be so admitted, and (B) such transfer is consented to in accordance with Section 3.3(a), and (ii) the Company or a Lending Member, with the permission of the Company, which may be withheld in its sole discretion, grants the purchaser of a Delinquent Member's interest in the Company at a foreclosure of the security interest therein granted pursuant to Section 4.3(b) the right to be admitted to the Company as a Member with a Sharing Ratio and Commitment as they may agree, provided that the Sharing Ratio and Commitment of the purchaser of a Delinquent Member's interest in the Company shall be no greater than the Sharing Ratio and the Commitment of the Delinquent Member immediately prior to the date of the purchase of such Member's interest.

(c) The Company shall not recognize for any purpose any purported Disposition of a Membership Interest unless and until the provisions of this Section 3.3 have been satisfied and the Managers have received, on behalf of the Company, a document (a "Notice of Disposition") which (i) has been executed by both the Transferor (or if the transfer is on account of the death, incapacity, or liquidation of the Transferor, its representative) and the Legal Entity to which the Membership Interest thereof is Disposed, (ii) includes the notice address of the Legal Entity to be admitted to the Company as a Member and such Legal Entity's agreement to be bound by these Regulations in respect of the Membership Interest being obtained, (iii) sets forth the Sharing Ratios and the Commitments after the Disposition of the Legal Entity to which the Membership Interest is Disposed (which together must total the Sharing Ratio and the Commitment of the Transferor before the Disposition), and (iv) contains a representation and warranty by the Transferor and Transferee that the Disposition was made in accordance with all applicable laws and regulations (including securities laws). Each Disposition and, if applicable, admission complying with the provisions of this Section 3.3(c), is effective as of the first day of the calendar month immediately succeeding the month in which the Managers receive the notification of Disposition and the other requirements of this Section 3.3 have been met.

(d) For the right of a Member to Dispose of a Membership Interest or of any person to be admitted to the Company in connection therewith to exist or be exercised, (i) either (A) the Membership Interest subject to the Disposition or admission must be registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (B) the Company must receive a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Managers to the effect that the Disposition or admission is exempt from registration under those laws, and (ii) the Company must receive a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Managers to the effect that the Disposition or admission, when added to the total of all other sales, assignments, or other Dispositions within the preceding twelve (12) months, would not result in the Company's being

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considered to have terminated within the meaning of the Code. The Managers, however, may waive the requirements of this Section 3.3(d).

(e) The Transferor shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Disposition or admission (including, without limitation, the legal fees incurred in connection with the legal opinions referred to in Section 3.3(d)) on or before the tenth day after the receipt by the Transferor of the Company's invoice for the amount due. If payment is not made by the date due, the Transferor shall pay interest on the unpaid amount from the date due until paid at a rate per annum equal to the Default Interest Rate.

3.4 Additional Members. Additional Legal Entities may be admitted to the Company from time to time at the direction of a Supermajority Interest and on such terms and conditions as a Supermajority Interest may determine at the time of such admission. The terms of admission or issuance must specify the Sharing Ratios and the Commitments applicable thereto and may provide for the creation of different classes or groups of members and having different rights, powers, and duties. The Members shall reflect the creation of any new class or group in an amendment to these Regulations indicating the different rights, powers, and duties of the Members. Any admission of a new Member is effective only after the new Member has executed and delivered to the Managers a document including the new Member's notice address and its agreement to be bound by these Regulations. The provisions of this Section 3.4 shall not apply to Dispositions of Membership Interests.

3.5 Interests in a Member. A Member that is not a natural person may not cause or permit an interest, direct or indirect, in itself to be Disposed of such that, after the Disposition, the Company would be considered to have terminated within the meaning of section 708 of the Code.

3.6 Liability to Third Parties. No Member or Manager shall be liable for the debts, obligations, or liabilities of the Company, including under a judgment decree or order of a court.

3.7 Lack of Authority. No Member (other than a Manager or an officer) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditure on behalf of the Company.


               ARTICLE 4. CAPITAL CONTRIBUTIONS AND SHARING RATIO

4.1 Contributions and Sharing Ratio. Contemporaneously with the execution by such Member of these Regulations, each Member shall make the Capital Contributions described for that Member in Exhibit B, and shall have the sharing ratio set forth in Exhibit A.

4.2 Subsequent Contributions. Without creating any rights in favor of any third party, each Member shall contribute to the Company, in cash, on or before the date specified as hereinafter described, that Member's Sharing Ratio of all monies that in the judgment of the Managers and a Supermajority Interest are necessary to enable the Company to cause the assets of the Company to be properly operated and maintained and to discharge the Company's costs, expenses, obligations, and liabilities; provided, however, that a Member is not obligated to contribute a total amount that, when added to all Capital Contributions that Member previously has made pursuant to Section 4.6 or this Section 4.2, exceeds that Member's Commitment. The Managers shall notify each Member of the need for Capital Contributions pursuant to this Section 4.2 when appropriate, which notice must include a statement in reasonable detail of the proposed uses of the Capital Contributions and may state a date (which date may be no earlier than thirty business days following each member's receipt of its notice) before which the Capital Contributions must be made.

4.3 Failure to Contribute. (a) If a Member does not contribute by the time required all the Capital Contribution that Member is required to make as provided in these Regulations, the Company, on notice to that Member (the "Delinquent Member"), may:

(i) take such action (including, without limitation, court proceedings) as the Managers may deem appropriate to obtain payment by the Delinquent Member of the portion of the Delinquent Member's Capital Contribution that is in default, together with interest thereon at the Default Interest Rate from the date that the Capital Contribution was due until the date that it is made, all at the cost and expense of the Delinquent Member. Capital Contributions subject to Section
4.2 shall not exceed the quarterly projection distributed to Members no later than 45 business days before which a Capital Contribution must be made. The quarterly projections shall be updated and distributed to Members monthly.

(ii) permit the other Members, in proportion to their Sharing Ratios or in such other percentages as they may agree (the "Lending Member," whether one or more), to advance the portion of the Delinquent Member's Capital Contribution that is in default, with the following results:

     (A) The sum advanced constitutes a loan from the Lending Member to the Delinquent Member and a Capital Contribution of that sum to the Company by the Delinquent Member pursuant to the applicable provisions of these Regulations,

     (B) the principal balance of the loan and all accrued unpaid interest thereon is due and payable in whole on the tenth day after written demand therefor by the Lending Member to the Delinquent Member,

     (C) the amount loaned bears interest at the Default Interest Rate from the day that the advance is deemed made until the date that the loan, together with all interest accrued on it, is repaid to the Lending Member,

     (D) all distributions from the Company that otherwise would be made to the Delinquent Member (whether before or after dissolution of the Company) instead shall be paid to the Lending Member until the loan and all interest accrued on it have been paid in full to the Lending Member (with payments being applied first to accrued and unpaid interest and then to principal); provided, however, that if the loan has been repaid in full according to the its terms, the Lending Member shall thereupon reimburse the Delinquent Member for all amounts received by the Lending Member in connection with the Delinquent Member's interest.

     (E) the payment of the loan and interest accrued on it is secured by a security interest in the Delinquent Member's Membership Interest, as more fully set forth in Section 4.3(b), and

     (F) the Lending Member has the right, in addition to the other rights and remedies granted to it pursuant to these Regulations or available to it at law or in equity, to take any action (including, without limitation, court proceedings) that the Lending Member may deem appropriate to obtain payment by the Delinquent Member of the loan and all accrued and unpaid interest on it, at the cost and expense of the Delinquent Member;

(iii) exercise the rights of a secured party under the Uniform Commercial Code of the State of Texas, as more fully set forth in Section 4.4(b); or

(iv) exercise any other rights and remedies available at law or in equity.

In addition, the failure to make required Capital Contributions shall constitute a Default by the Delinquent Member, and the other Members shall have the rights set forth in Article 11 with respect to such Default.

(b) Each Member grants to the Company, and to each Lending Member with respect to any loans made by the Lending Member to that Member as a Delinquent Member pursuant to Section 4.4(a)(ii), ratably, as security for the payment of all Capital Contributions for which that Member is obligated to make and interest accrued thereon, and for the payment of all loans and interest accrued thereon made by Lending Members to that Member as a Delinquent Member pursuant to
Section 4.4(a)(ii), a security interest in and a general lien on its Membership Interest and the proceeds thereof, all under the Uniform Commercial Code of the State of Texas. On any default in the payment of a Capital Contribution or in the payment of such a loan or interest accrued on it, the Company or the Lending Member, as applicable, is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Texas with respect to the security interest granted in this Section 4.4(b). Each Member shall execute and deliver to the Company and the other Members all financing statements and other instruments that the Managers or the Lending Member, as applicable, may reasonably request to effectuate and carry out the preceding provisions of this
Section 4.4(b). At the option of the Managers or a Lending Member, these Regulations or a photocopy hereof may serve as a financing statement.

4.5 Return of Contributions. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its capital account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions.

4.6 Advances by Members. If the Company does not have sufficient cash to pay its obligations, any Member(s) that may agree to do so with the Managers' consent may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section 4.6 constitutes a loan from the Member to the Company, bears interest at the Prime Rate from the date of the advance until the date of payment, and is not a Capital Contribution.

4.7 Capital Accounts. A capital account shall be established and maintained for each Member. Each Member's capital account (a) shall be increased by (i) the amount of money contributed by that Member to the Company, (ii) the fair market value of property contributed by that Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under section 752 of the Code), and (iii) allocations to that Member of Company income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. ss.1.704-1
(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. ss.1.704-1
(b)(4)(i), and (b) shall be decreased by (i) the amount of money distributed to that Member by the Company, (ii) the fair market value of property distributed to that Member by that Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under section 752 of the Code), (iii) allocations to that Member of expenditures of the Company described in section 705(a)(2)(B) of the Code, and (iv) allocations of Company loss and deduction (or items thereof), including loss and deduction described in Treas. Reg. ss.1.704-1 (b)(2)(iv)(g), but excluding items described in clause (b)(iii) above and loss or deduction described in Treas. Reg. ss.1.704-1 (b)(4)(i) or ss.1.704-1 (b)(4)(iii). The Members' capital accounts also shall be maintained and adjusted as permitted by the provisions of Treas. Reg. ss.1.704-1 (b)(2)(iv)(f) and as required by the other provisions of Treas. Reg. ss.~1 .704-I (b)(2)(iv) and 1.704-1 (b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treas. Reg. ss.1.704-1 (b)(2)(iv)(g). A Member that has more than one Membership Interest shall have a single capital account that reflects all its Membership Interests, regardless of the class of Membership Interests owned by that Member and regardless of the time or manner in which those Membership Interests were acquired. On the transfer of all or part of a Membership Interest, the capital account of the transferor that is attributable to the transferred Membership Interest or part thereof shall carry over to the transferee Member in accordance with the provisions of Treas. Reg. ss.1.704-1 (b)(2)(iv)(I).


                    ARTICLE 5. ALLOCATIONS AND DISTRIBUTIONS

5.1 Allocations. (a) Except as may be required by section 704(c) of the Code and Treas. Reg. ss.1.704-1 (b) (2) (iv) (f) (4), all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members in accordance with their Sharing Ratios.

(b) All items of income, gain, loss, deduction, and credit allocable to any Membership Interest that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as owning that Membership Interest, without regarding to the results of Company operations during any particular portion of that calendar year and without regarding to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under section 706 of the Code and the regulations thereunder.

5.2 Distributions. (a) Distributions shall be made to the Members as described in Exhibit D hereof.

(b) From time to time the Managers also may cause property of the Company other than cash to be distributed to the Members, which distribution must be made in accordance with the Members Sharing Ratios and may be made subject to existing liabilities and obligations. Immediately prior to such a distribution, the capital accounts of the Members shall be adjusted as provided in Treas. Reg. ss.1.704-1 (b) (2) (iv) (t).

                               ARTICLE 6. MANAGERS

6.1 Management by Managers. (a) Except for situations in which the approval of the Members is required by these Regulations or by nonwaivable provisions of applicable law, and subject to the provisions of Section 6.2, (i) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers, consisting of representatives of the Members; and (ii) the Managers may make all decisions and take all actions for the Company not otherwise provided for in these Regulations. No Member (other than a Member who is acting in such Member's capacity as a Manager or an officer) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

(b) Notwithstanding the provisions of Section 6.1(a), the Managers may not cause the Company to do any of the following without complying with the applicable requirements set forth below:

(i) sell, lease, exchange, or otherwise dispose of (other than by way of a pledge, mortgage, deed of trust, or trust indenture) all or substantially all of the Company's property and assets (with or without good will), other than in the usual and regular course of the Company's business, without complying with the applicable procedures set forth in the Act and the TBCA, including, without limitation, the requirement in Article 5.10 of the TBCA regarding approval by the Members (unless such provision is rendered inapplicable by another provision of applicable law);

(ii) be a party to (i) a merger, or (ii) an exchange or acquisition of the type described in Article 5.02 of the TBCA, without complying with the applicable procedures set forth in the Act and the TBCA, including, without limitation, the requirement in Article 5.03 of the TBCA regarding approval by the Members (unless such provision is rendered inapplicable by another provision of applicable law); and

(iii) amend or restate the Articles, without complying with the applicable procedures set forth in the Act and the TBCA, including, without limitation, the requirement in Article 4.02 of the TBCA regarding approval by the Members (unless such provision is rendered inapplicable by another provision of applicable law).

6.2 Actions by Managers; Committees; Delegation of Authority and Duties. (a) In managing the business and affairs of the Company and exercising its powers, the Managers shall act (i) collectively through meetings and written consents pursuant to Sections 6.4 and 6.6; (ii) through committees pursuant to Section 6.2(b); and (iii) through Managers to whom authority and duties have been delegated pursuant to Section 6.2(c).

(b) The Managers may, from time to time, designate one or more committees, each of which shall be comprised of one or more Managers. Any such committee, to the extent provided in a resolution designating such committee or in the Articles or these Regulations, shall have and may exercise all of the authority of the Managers, subject to the limitations set forth in the Act and the TBCA. At every meeting of any such committee, the presence of a majority of the members of such committee shall constitute a quorum, and the affirmative vote of a majority of the members of such committee present shall be necessary for the adoption of any resolution. The Managers may dissolve any committee at any time, unless otherwise provided in the Articles or these Regulations.

(c) The Managers may, from time to time, delegate to one or more Managers such authority and duties as the Managers may deem advisable. In addition, the Managers may assign titles (including, without limitation, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer) to any such Manager. Unless the Managers decide otherwise, if the title is one commonly used for officers of a business corporation formed under the TBCA, the assignment of such title shall constitute the delegation to such Manager of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made pursuant to the first sentence of this Section 6.2(c). Any number of titles may be held by the same Manager. Any delegation pursuant to this Section 6.2(c) may be revoked at any time by the Managers.

(d) Any Person dealing with the Company, other than a Member, may rely on the authority of any Manager or officer in taking any action in the name of the Company without inquiry into the provisions of these Regulations or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of these Regulations.

6.3 Designation of Managers. The Company shall have three (3) Managers. The Majority In Interest shall have the right to designate two Managers. The remaining Member shall have the right to designate one Manager. Each Manager shall hold office until such Manager's successor shall have been designated by the Member with authority to designate such Manager, or until his death, resignation, or removal. Unless otherwise provided in the Articles, Managers need not be Members or residents of the State of Texas. At any time and from time to time, the Member which has authority to designate a Manager may remove such Manager and name another Person to serve in his stead.

6.4 Meetings. (a) Unless otherwise required by law or provided in the Articles or these Regulations, a majority of the total number of Managers fixed by, or in the manner provided in, the Articles or these Regulations shall constitute a quorum for the transaction of business of the Managers, and the act of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Managers. A Manager who is present at a meeting of the Managers at which action on any Company matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

(b) Meetings of the Managers may be held at such place or places as shall be determined from time to time by resolution of the Managers. At all meetings of the Managers, business shall be transacted in such order as shall from time to time be determined by resolution of the Managers. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c) In connection with any annual meeting of Members at which Managers were designated, the Managers may, if a quorum is present, hold its first meeting for the transaction of business immediately after and at the same place as such annual meeting of the Members. Notice of such meeting at such time and place shall be required to all Members.

(d) Regular meetings of the Managers shall be held at such times and places as shall be designated from time to time by resolution of the Managers. Notice of such regular meetings shall be required to each Manager.

(e) Special meetings of the Managers may be called by any Manager on at least 24 hours notice to each other Manager. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for by the Articles or these Regulations.

6.5 Approval or Ratification of Acts or Contracts by Members. The Managers in their discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by a Majority in Interest shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

6.6 Action by Written Consent or Telephone Conference. Any action permitted or required by the Act, the TBCA, the Articles, or these Regulations to be taken at a meeting of the Managers or any committee designated by the Managers may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Managers or members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Texas, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Managers or any such committee, as the case may be. Subject to the requirements of the Act, the TBCA, the Articles, or these Regulations for notice of meetings, unless otherwise restricted by the Articles, Managers, or members of any committee designated by the Managers, may participate in and hold a meeting of the Managers or any committee of Managers, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

6.7 Conflicts of Interest. Subject to the other express provisions of these Regulations, each Manager, Member, and officer of the Company at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently, or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member, Manager, or officer the right to participate therein except business ventures which conduct or will conduct any business activity in Madison County or Hardin County, Texas. The Company may transact business with any Manager, Member, officer, or Affiliate thereof, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

6.8 Officers. (a) The Managers may, from time to time, designate one or more Persons to be officers of the Company. No officer need be a resident of the State of Texas, a Member or a Manager. Any officers so designated shall have such authority and perform such duties as the Managers may, from time to time, delegate to them. The Managers may assign titles to particular officers. Unless the Managers decide otherwise, if the title is one commonly used for officers of a business corporation formed under the TBCA, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to (i) any specific delegation of authority and duties made to such officer by the Managers pursuant to the third sentence of this Section 6.8(a), or (ii) any delegation of authority and duties made to one or more Managers pursuant to Section 6.2. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managers.

(b) Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Managers; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company may be filled by the Managers.


                         ARTICLE 7. MEETINGS OF MEMBERS

7.1 Meetings. (a) A quorum shall be present at a meeting of Members when all of the Members are represented at the meeting either in person or by proxy. With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of the Sharing Ratios of all Members entitled to vote is required by the Act, the affirmative vote of a Majority in Interest at a meeting of Members at which a quorum is present shall be the act of the Members.

(b) All meetings of the Members shall be held at the principal place of business of the Company or at such other place within or without the State of Texas as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all Members may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to Section 7.5.

(c) Notwithstanding the other provisions of the Articles or these Regulations, the chairman of the meeting or the holders of a Majority in Interest shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the Members, such time and place shall be determined by a vote of the holders of a Majority in Interest. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

(d) An annual meeting of the Members for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Texas, on such date and at such time as the Managers shall fix and set forth in the notice of the meeting, which date shall be within 13 months subsequent to the date of organization of the Company or the last annual meeting of Members, whichever most recently occurred.

(e) Special meetings of the Members for any proper purpose or purposes may be called at any time by the Managers or the holders of at least ten percent of the Sharing Ratios of all Members. If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a special meeting is the date any Member first signs the notice of that meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) required by these Regulations may be conducted at a special meeting of the Members.

(f) Written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty
(60) days before the date of the meeting, by or at the direction of the Managers or Person calling the meeting, to each Member entitled to vote at such meeting. Notice of meetings shall be made according to the provisions of Article 12.2 hereof.

(g) The date on which notice of a meeting of Members is mailed or the date on which the resolution of the Managers declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Members entitled to notice of or to vote at such meeting, including any adjournment thereof, or the Members entitled to receive such distribution.

(h) The right of Members to cumulative voting on any matter to come before the Members is expressly prohibited.

7.2 Voting List. The Managers shall make, at least ten (10) days before each meeting of Members, a complete list of the Members entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the Sharing Ratios held by each, which list, for a period of ten
(10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Company and shall be subject to inspection by any Member at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Member during the whole time of the meeting. The original membership records shall be prima-facie evidence as to who are the Members entitled to examine such list or transfer records or to vote at any meeting of Members. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at the meeting.

7.3 Proxies. A Member may vote either in person or by proxy executed in writing by the Member. A telegram, telex, cablegram, or similar transmission by the Member, or a photographic, facsimile, or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section. Proxies may be used at any meeting of Members or in connection with the taking of any action by written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Managers, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Sharing Ratios that are the subject of such proxy are to be voted with respect to such issue.

7.4 Conduct of Meetings. All Meetings of the Members shall be presided over by the chairman of the meeting, who shall be a Manager (or representative thereof) designated by a majority of the Managers. The chairman of any meeting of Members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

7.5 Action by Written Consent or Telephone Conference. (a) Any action required or permitted to be taken at any annual or special meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holder or holders of not less than the minimum Sharing Ratios that would be necessary to take such action at a meeting at which the holders of all Sharing Ratios entitled to vote on the action were present and voted. A telegram, telex, cablegram or similar transmission by a Member, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this Section. Prompt notice of the taking of any action by Members without a meeting by less than unanimous written consent shall be given to those Members who did not consent in writing to the action.

(b) The record date for determining Members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office, its principal place of business, or the Managers. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the Managers or, if one is designated, the president of the Company.

(c) If any action by Members is taken by written consent, any articles or documents filed with the Secretary of State of Texas as a result of the taking of the action shall state, in lieu of any statement required by the Act or the TBCA concerning any vote of Members, that written consent has been given in accordance with the provisions of the Act and the TBCA and that any written notice required by the Act and the TBCA has been given.

(d) Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                           ARTICLE 8. INDEMNIFICATION

8.1 Right to Indemnification. Subject to the limitations and conditions provided in this Article 8, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Manager of the Company or while a Manager of the Company is or was serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Act and the TBCA, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article 8 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article 8 shall be deemed contract rights, and no amendment, modification, or repeal of this Article 8 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article 8 could involve indemnification for negligence or under theories of strict liability.

8.2 Advance Payment. The right to indemnification conferred in this Article 8 shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under
Section 8.1 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of a written affirmation by such Manager of his or her good faith belief that he has met the standard of conduct necessary for indemnification under this Article 8 and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article 8 or otherwise.

8.3 Indemnification of Officers, Employees, and Agents. The Company, by adoption of resolution of the Managers, may indemnify and advance expenses to an officer, employee, or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Managers under this Article 8; and, the Company may indemnify and advance expenses to persons who are not or were not Managers, officers, employees, or agents of the Company but who are or were serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to Managers under this Article 8.

8.4 Appearance as a Witness. Notwithstanding any other provision of this Article 8, the Company may pay or reimburse expenses incurred by a Manager in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

8.5 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article 8 shall not be exclusive of any other right which a Manager or other Person indemnified pursuant to Section
8.3 may have or hereafter acquire under any law (common or statutory), provision of the Articles or these Regulations, agreement, vote of members or disinterested Managers, or otherwise.

8.6 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Manager, officer, employee, or agent of the Company or is or was serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article 8.

8.7 Member Notification. To the extent required by law, any indemnification of or advance of expenses to a Manager in accordance with this Article 8 shall be reported in writing to the Members with or before the notice or waiver of notice of the next Members' meeting or with or before the next submission to Members of a consent to action without a meeting and, in any case, within the twelve (12) month period immediately following the date of the indemnification or advance.

8.8 Savings Clause. If this Article 8 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager or any other Person indemnified pursuant to this Article 8 as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative to the full extent permitted by any applicable portion of this Article 8 that shall not have been invalidated and to the fullest extent permitted by applicable law.


                                ARTICLE 9. TAXES

9.1 Tax Returns. The Managers shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, including making the elections described in Section 9.2. Each Member shall furnish to the Managers all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

9.2 Tax Elections. The Company shall make the following elections on the appropriate tax returns:

(a) to adopt the calendar year as the Company's fiscal year;

(b) to adopt the method of accounting as the Managers may determine from time to time;

(c) if a distribution of Company property as described in section 734 of the Code occurs or if a transfer of a Membership Interest as described in section 743 of the Code occurs, on written request of any Member, to elect, pursuant to section 754 of the Code, to adjust the basis of Company properties;

(d) to elect to amortize the organizational expenses of the company and the startup expenditures of the Company under Section 195 of the Code ratably over a period of 60 months as permitted by section 709(b) of the Code; and

(e) any other election the Managers may deem appropriate and in the best interests of the Members.

Neither the Company nor any Manager or Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of these Regulations (including, without limitation, Section 2.7) shall be construed to sanction or approve such an election.

9.3 "Tax Matters Partner." A majority of the Managers who are Members shall designate one Manager that is a Member to be the "tax matters partner" of the Company pursuant to section 6231 (a) (7) of the Code; or, if there is no Manager that is a Member, the "tax matters partner" shall be a Member that is designated as such by a Majority in Interest. Any Member who is designated "tax matters partner" shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of section 6223 of the Code. Any Member who is designated "tax matters partner" shall inform each other Member of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity. Any Member who is designated "tax matters partner" may not take any action contemplated by sections 6222 through 6232 of the Code without the consent of a Majority in Interest, but this sentence does not authorize such Manager (or any other Manager) to take any action left to the determination of an individual Member under sections 6222 and 6232 of the Code.


             ARTICLE 10. BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

10.1 Maintenance of Books. The Company shall keep books and records of accounts and shall keep minutes of the proceedings of its Members, its Managers and each committee of the Managers. The books of account for the Company shall be maintained in accordance with Section 9.2 of these Regulations, except that the capital accounts of the Members shall be maintained in accordance with Section 4.7.

10.2 Reports. On or before the 120th day following the end of each fiscal year during the term of the Company, the Managers shall cause each Member to be furnished with a balance sheet, an income statement, and a statement of changes in Members' capital of the Company for, or as of the end of, that year, which need not be audited. These financial statements must be prepared in accordance with United States generally accepted accounting principles (except as therein noted). The Managers also may cause to be prepared or delivered such other reports as they may deem appropriate. The Company shall bear the costs of all reports.

10.3 Accounts. The Managers will maintain a bank account for the Company designated as the Distribution Account. The Distribution Account will consist of deposits made for cash capital contributions to the Company and receipts of all revenue of the Company. Distributions shall be made from the Distribution Account only in accordance with the provisions of Exhibit D hereof, except upon the written approval of a Majority in Interest. In addition to the Distribution Account, the Managers may establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name with financial institution and firms that the Managers determine. The Managers may not commingle the company's funds with the funds of any Member.


              ARTICLE 11. DISSOLUTION, LIQUIDATION, AND TERMINATION

11.1 Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following (each a "Dissolution Event'):

(a) the written consent of a Supermajority Interest.

(b) the Bankruptcy or death of any Manager who is a Member (or, if there is no Manager who is a Member, any Member), or in the case of a Member which is not an individual, the dissolution or other termination of existence thereof; provided, however, that if the event described in this Section 11.1(b) shall occur and there shall be at least one other Member remaining, the Company shall not be dissolved, and the business of the Company shall be continued, if a Majority in Interest of the remaining Members so agree ("Continuation Election").

(c) entry of a decree of judicial dissolution of the Company under article 6.02 of the Act.

11.2 Liquidation and Termination. On dissolution of the Company, the Managers shall act as liquidators or may appoint one or more Members as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Managers. The steps to be accomplished by the liquidator are as follows:

(a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is complete, as applicable;

(b) the liquidator shall cause the notice described in article 6.05(A)(2) of the Act to be mailed to each known creditor of and claimant against the Company in the manner described in such article 6.05(A)(2);

(c) the liquidator shall pay, satisfy, or discharge from Company funds all of the debts, liabilities, and obligations of the Company (including, without limitation, all expenses incurred in liquidation and any advances described in
Section 4.6) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(d) all remaining assets of the Company shall be distributed to the Members as follows:

     (i) the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the capital accounts of the Members;

     (ii) with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the capital accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the capital accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

     (iii) Company property shall be distributed among the Members in accordance with the positive capital account balances of the Members, as determined after taking into account all capital account adjustments for the taxable year of the Company during which the liquidation of the Company occurs (other than those made by reason of this clause 11.2(d)(iii)) and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, ninety (90) days after the date of the liquidation).

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section 11.2. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 11.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company's property and constitutes a compromise to which all Members have consented. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

11.3 Deficit Capital Accounts. Notwithstanding anything to the contrary contained in these Regulations, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to these Regulations to all Members in proportion to their respective Sharing Ratios, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company and such members shall not be obligated to contribute such amount to the Company to bring the balance of such member's capital account to zero.

11.4 Articles of Dissolution. On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Managers (or such other Person or Persons as the Act may require or permit) shall file Articles of Dissolution with the Secretary of State of Texas, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the Company.


                         ARTICLE 12. GENERAL PROVISIONS

12.1 Offset. Whenever the Company is to pay any sum to any Member, any amounts that Member owes the Company shall be deducted from that sum before payment. If a Member has breached any of the representations, warranties or covenants made herein by such Member (the "Breaching Member"), including without limitation those representations, warranties and covenants made in Exhibit B-1 as to the status of title to the assets conveyed to the Company by GulfWest, then the amount by which payments to the Breaching Member shall be offset shall include all losses, including lost profits, costs, damages, expenses, claims, and liabilities, including reasonable attorneys' fees, which are attributable to such breach. If the breach relates to a deficiency in the title to an asset or an encumbrance on an asset contributed to the Company by the Breaching Member, then the damage to the Company shall include the greater of (a) the value of the affected asset as of the time it is contributed to the Company, which value shall be determined by the Company in its reasonable discretion, or (b) the value of the affected asset to the Company at the time the breach is discovered, which value shall be determined by an independent appraiser retained by the Company. With respect to the asset subject to an encumbrance, the Company, acting through its Managers, shall have the option to pay the encumbrance and release the asset from the encumbrance or return the affected asset to the Breaching Member. The Breaching Member hereby gives the Company full authority to negotiate with the person or entity claiming the encumbrance against the affected asset and to resolve the matter of the claimed encumbrance. The Breaching Member hereby releases and discharges the Company from any liability whatsoever with respect to discussions, negotiations, and settlements with respect to the resolution of the claimed encumbrance.

12.2 Notices. Except as expressly set forth to the contrary in these Regulations, all notices, requests, or consents provided for or permitted to be given under these Regulations must be in writing and delivered either by hand delivery or by certified mail, return receipt requested, to each party at the following address:

     If to GulfWest:           GulfWest Energy, Inc.
                               Attention: John E. Loehr
                               480 N Sam Houston Parkway East
                               Suite 300
                               Houston, Texas 77060

     With a copy to:           GulfWest Energy, Inc.
                               Attention: Stephen Schoppe
                               480 N Sam Houston Parkway East
                               Suite 300
                               Houston, Texas 77060

     If to ADAC:               Allen Drilling Acquisition Company

                               Attention: Charles Holtgraves
                               5799 Broadmoor, Suite 750
                               Mission, Kansas 66203

     With a copy to:           Mary Frances vonBerg
                               Farnsworth & vonBerg, LLP
                               333 North Sam Houston Parkway E., Suite 300
                               Houston, Texas 77060

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by certified mail, upon receipt. Whenever any notice is required to be given by law, the Articles, or these Regulations, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

12.3 Entire Agreement. These Regulations constitute the entire agreement of the Members relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

12.4 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

12.5 Amendment or Modification. These Regulations may be amended or modified from time to time (i) by the Managers, if amendments by the Managers is permitted in the Articles of Organization, or (ii) by a written instrument adopted by a Majority in Interest; provided, however, that (a) an amendment or modification reducing a member's Sharing Ratio or increasing its Commitment (other than to reflect changes otherwise permitted by these Regulations) is effective only with that Member's consent, (b) an amendment or modification reducing the required Sharing Ratio or other measure for any consent or vote in these Regulations is effective only with the consent or vote of Members having the Sharing Ratio or other measure theretofore required, and (c) amendments of the type described in Section 3.4 may be adopted as therein provided. If Managers are given the power to amend the Regulations in the Articles of Organization, the Members may revoke any power delegated to the managers by this Article by amending the Regulations to so provide.

12.6 Binding Effect. Subject to the restrictions on Dispositions set forth in these Regulations, these Regulations are binding on and inure to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

12.7 Governing Law; Severability. THESE REGULATIONS ARE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE

CONSTRUCTION OF THESE REGULATIONS TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of these Regulations and (a) any provision of the Articles, or (b) any mandatory provision of the Act or (to the extent such statutes are incorporated into the Act) the TBCA or the Texas Miscellaneous Corporation Laws Act, the application provision of the Articles, the Act, the TBCA or the Texas Miscellaneous Corporation Laws Act shall control. If any provision of these Regulations or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of these Regulations and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

12.8 Further Assurances. In connection with these Regulations and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of these Regulations and those transactions.

12.9 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

12.10 Indemnification. To the fullest extent permitted bylaw, each Member shall indemnify the Company, each Manager and each other Member and hold them harmless from and against all losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and attorneys' fees) they may incur on account of any breach by that Member of these Regulations.

12.11 Counterparts. These Regulations may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.


     IN WITNESS WHEREOF, following adoption of these Regulations by the Managers, the Members have executed these Regulations as of the date first set forth above.




MEMBERS:


GulfWest Energy Inc.


---------------------------
By:      John E. Loehr
Title:   Chief Executive Officer





Allen Drilling Acquisition Company


---------------------------
By:      Charles A. Holtgraves
Title:   President

                                    EXHIBIT A

                             MEMBERS' SHARING RATIOS



         Member                                            Sharing Ratio
         ------                                            -------------

GulfWest Energy Inc.                                           47.5%
--------------------
480 N Sam Houston Parkway East
Suite 300
Houston, Texas 77060
(281) 820-1919



Allen Drilling Acquisition Company                             52.5%
----------------------------------
5799 Broadmoor, Suite 750
Mission, Kansas  66203
(913) 535-1072

                                    EXHIBIT B

                         INITIAL CONTRIBUTION OF MEMBERS



ADAC: ADAC agrees to make an initial capital contribution of up to $595,000.00 pursuant to the schedule described below.

GulfWest:      GulfWest agrees to make an initial contribution of the assets described in Exhibit B-1, attached hereto.

                                   EXHIBIT B-1

                  Initial Contribution by GulfWest Energy Inc.
                  --------------------------------------------

1. Madisonville (Rodessa) acreage

GulfWest will contribute to the Company the leasehold ownership interest it holds in the oil, gas and mineral leases covering the following acreage:

     1. Mathis Gas Unit #1 well tract: All depths currently owned by GulfWest will be assigned to the LLC. Oil and gas production from a well produced by a third party operator holds or maintains GulfWest's leasehold ownership interest in oil and gas located below the Subclarksville formation which includes the Lewisville, Georgetown, Glen Rose, Rodessa and deeper zones. The total acreage contributed from this tract is approximately 660 acres.

     2. Harris Johnson tract: GulfWest will contribute all interest it currently holds or subsequently acquires below the Georgetown Formation in this approximate 212 acre tract. GulfWest currently owns an 11/16ths ownership leasehold interest in the Georgetown and deeper formations under this tract. The shallow rights held by GulfWest in this tract from surface through the Georgetown are subject to an outstanding secured indebtedness and will not be contributed to the Company.

As consideration for this contribution, GulfWest shall be credited with a contribution of $316,350.00 to the Member's Capital Account.

2. Saratoga Pipeline System (Hardin Co., Texas)

     That certain natural gas pipeline system ("Saratoga Pipeline System") owned by LTW Pipeline Company, a wholly owned subsidiary of GulfWest, and situated in the Saratoga Field, Hardin County, Texas between the Batson and Saratoga oil fields.. The Saratoga Pipeline System consists of various two inch (2") and three inch (3") pipeline sections and associated right-of-ways. Total length of the system is approximately 22.5 miles. The majority of the system is currently deactivated; however, approximately three (3) miles of the system will be reactivated and tied into interstate pipeline owned and operated by MidCon Gas Transmission Company located in the Saratoga Field. Setex Oil and Gas Company, a wholly owned subsidiary of GulfWest will continue as operator of the Saratoga Pipeline System. As consideration for contributing these assets to the Company, GulfWest shall be credited with a contribution of $125,000 to the Member's Capital Account.

3.

4. Land and Geological Maps

     For contributing land and geological maps to the LLC, GulfWest shall receive and fair market credit of $96,985 in the Member's Capital Account.

     In addition to the foregoing interests, GulfWest covenants and agrees that it will convey to the LLC all other leases and leasehold interests it has acquired in Madison County, Texas, in exchange for which the LLC will pay GulfWest its cost to acquire such leases and leasehold interests.

                         WARRANTIES AND REPRESENTATIONS

     GulfWest represents and warrants to the Company that all assets contributed by it to the Company and which may be subsequently contributed to the Company shall be free of any liens or other encumbrances. GulfWest further indemnifies the Company and ADAC and agrees to hold the Company and ADAC harmless from and against any and all cost, loss, damage, liability or expense, such parties may incur, including attorneys' fees, as a result of any breach of this warranty and representation.

                                    EXHIBIT C

                   USE OF ADAC'S INITIAL CASH CONTRIBUTION 1,2



ADAC's Initial Cash Contribution to the Company will be $595,000.00, and shall be allocated to the projects in the manner set forth below.

                                       I.

ADAC will contribute up to $315,000 for the Madisonville Field - Rodessa Formation Project to be used as follows:

Madisonville - Rodessa Project:

         Lease Costs

         Acreage           $100,000
         Leasing Costs       65,000
                           --------

         Subtotal                                          165,000

         Unitization and Technical Work:

         Legal/Consulting  $100,000
         Geologic/Mapping    50,000
                           --------
                                                           150,000
                                                          --------
         Subtotal:                                        $315,000



                                       II.

ADAC will contribute up to $165,000 to be used to reactivate the Saratoga Pipeline Project to be used as follows:

         Pipeline Modification
         and Reactivation Expenses                        $125,000

         Prepayment to DutchWest for
         the purchase of natural gas to be
         used to reactivate the pipeline system             40,000
                                                          --------

         Subtotal:                                        $165,000

                                      III.

ADAC will contribute up to $70,000 to be used to establish the Company's pipeline operations to be used as follows:

         Marketing Consultant Costs                       $ 45,000
         (4 to 6 month assignment)


         Engineering Consultant Costs                     $ 25,000
                                                          --------
         (4 to 6 month assignment)


                                                          $ 70,000


         Finders Fee                                      $ 45,000
                                                          --------


         Subtotal:                                        $115,000

-------------------------------------------

1 Notwithstanding anything herein to contrary, the Majority in Interest shall be under no obligation to make any part of the Initial Contribution described herein, nor to make any additional or further contributions which may be called for under the Regulations if the Majority in Interest, in its sole discretion deems the project under consideration, or any part of thereof to not be feasible.

2 Notwithstanding anything herein to the contrary, the Majority in Interest shall be under no obligation to make any part of the Initial Contribution described herein, nor to make any additional or further contribution which may be called for under the Regulations, unless and until all ancillary agreements, deemed by the Majority in Interest, in its sole discretion, to be necessary to the success of the project or transaction, have been executed, including without limitation the Revenue Sharing Agreement and the Operating Agreement.

                                    EXHIBIT D

                            DISTRIBUTIONS TO MEMBERS

     Cash Flow will be distributed to the Members on a monthly basis, in arrears, beginning with the first month following collection of operating revenue. Cash Flow shall be distributed to the Members based on their sharing ratios. However, notwithstanding anything to the contrary contained in these Regulations, until such time as ADAC has recovered from the Cash Flow of the Company one hundred fifty percent (150%) of the actual cash amount contributed by ADAC to the Company ("Initial Threshold Recovery"), ADAC shall be and is guaranteed a minimum distribution on its initial cash contribution to the Company of $13,125 per calendar month ("ADAC's Minimum Distribution"). Until such time as ADAC has recovered its Initial Threshold Recovery, for each month in which the Cash Flow of the Company is $25,000 or less, ADAC's Minimum Distribution shall be payable to ADAC, and the balance shall be payable to GulfWest in full satisfaction of any distribution payable to GulfWest for the given month. If there is insufficient Cash Flow to pay ADAC the sum of $13,125 in any given month, the amount of the deficiency shall be carried forward to the following month(s) until such deficiency, on a cumulative basis, is paid to ADAC. In months in which Cash Flow is in excess of $25,000, Cash Flow will be distributed to the Members based on their sharing ratios, subject to payment owing to ADAC for ADAC's Minimum Distribution in previous months. At no time shall the payment to GulfWest of an amount less than its sharing ratio of Cash Flow entitle GulfWest to recover such deficiency in succeeding months.

     "Cash Flow" shall mean collected revenue less operating expenses less overhead.

                                    EXHIBIT E

                          RESPONSIBILITIES OF OPERATOR


     Setex Oil & Gas Company ("Setex"), a wholly-owned subsidiary of GulfWest, shall be as the designated Operator of the Company's oil and gas assets and shall serve as such at the will of the Company. Notwithstanding anything in these Regulations to the contrary, the following terms and conditions will govern the relationship between the Company and Setex as Operator.

     On or before the tenth day of each month, Setex will provide the Company with a proposed monthly budget for the operation of the Assets for the following calendar month. The submission of the proposed monthly budget shall be deemed a request for authorization for expenditure, which shall be subject to the approval of the Company. If the Company approves expenditures listed in the proposed monthly budget, the Company shall document its approval of the proposed expenditures by the signature of two of the three Managers on behalf of the Company. The Company then shall cause to be transferred to Setex funds sufficient to pay the expenses so approved. Setex shall be responsible to pay all expenses approved by the Company.

     Setex also shall be responsible for the billing of all revenue and the collection of all receivables regarding the Company's Assets. Notwithstanding the foregoing, all revenue of the Company shall be made payable directly and solely to the Company, shall be delivered by the payee to the Company's Operating Account located at Harrington Bank, Mission, Kansas, and shall be deposited to a bank account maintained for the Company by the Managers.

     Within forty five (45) days after the end of the each calendar month, Setex will provide the Company with a monthly accounting of revenue, expenses, and capital expenditures of the Company for the preceding calendar month.

     Setex and the Company shall enter into a separate Operating Agreement setting forth the duties and responsibilities of Setex regarding its operational duties and responsibilities regarding the Company's oil and gas assets and its accounting administrative duties.

                                    EXHIBIT B

                   THE CERTIFICATE OF DESIGNATION, PREFERENCES
                  AND RIGHTS OF THE SENIOR SERIES B PREFERRED
                          STOCK, STATED VALUE OF $1,000
                                       OF
                       ALLEN DRILLING ACQUISITION COMPANY

                           CERTIFICATE OF DESIGNATION
                             PREFERENCES AND RIGHTS
                                       of
             Senior Series B Preferred Stock, Stated Value of $1,000
                                       of
                       ALLEN DRILLING ACQUISITION COMPANY



     Allen Drilling Acquisition Company., a corporation organized and existing under the laws of the State of Nebraska (herein referred to as the "Corporation" or "ADAC"), does hereby CERTIFY:

     THAT the Amended Articles of Incorporation fixes the total number of shares of all classes of capital stock which the Corporation shall have the authority to issue at twenty thousand (20,000) shares, of which ten thousand (10,000) shares shall be shares of preferred stock, with a par value of $10.00 per share ("Preferred Stock") and ten thousand (10,000) shares shall be common stock, with a par value of $10.00 per share ("Common Stock"); and

     THAT on April 4, 2003, the Board of Directors adopted resolutions which provided for and authorized the issuance of 900 shares of Series A Preferred Stock with a stated value of $1,000 per share, which shares are issued and outstanding; and

     THAT the Amended Articles of Incorporation of the Corporation expressly grant to the Board of Directors of the Corporation authority to provide for the issuance of the Preferred Stock in one or more series, with such voting powers, full or limited, and with such designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the Restated Certificate of Incorporation or any amendment thereto, or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors; and

     THAT pursuant to the authority conferred upon the Board of Directors by the Amended Articles of Incorporation of the Corporation, the Board of Directors, by action duly taken on October 12, 2004, adopted resolutions that provided for a series of the Preferred Stock as follows:

     RESOLVED, that the Corporation is hereby authorized to issue a series of Preferred Stock of the Corporation (such Preferred Stock being herein referred to as "Series B Preferred Stock", consisting of Five Hundred Ninety Five (595) shares with a stated value of $1,000 per share. Such shares, with a total stated value of $595,000, are authorized to be issued to shareholders as fully paid consideration for delivery of $595,000 to ELGIN HOLDINGS, LLC, ("ELGIN") the initial capital contribution as set forth in EXHIBIT B, "INITIAL CONTRIBUTION OF MEMBERS" of the "REGULATIONS of ELGIN HOLDINGS, LLC," (the "REGULATIONS"). The voting power, designation, preference and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares are hereby fixed as follows:


     1. Designation. The designation of the series of Series B Preferred Stock shall be Senior Preferred Stock, $1,000, Series B, par value $10.00 per share (hereinafter referred to as the "Series B Preferred Stock") and the number of shares constituting such series shall be five hundred ninety five (595). The number of authorized shares of Series B Preferred Stock may be reduced by further resolution duly adopted by the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the Nebraska Corporation Act stating that such reduction has been so authorized, but the number of authorized shares of Series B Preferred Stock shall not be increased.


     2. Dividends. So long as any shares of the Series B Preferred Stock will be outstanding, the holders thereof will be entitled to receive cumulative preferential dividends as set forth in this Section 2.

          a. Dividends on each share of Series B Preferred Stock will accrue and accumulate at a 10% annual rate from and after the date of issuance of such Series B Preferred Shares

          b. The Series B Preferred Stock shall pay quarterly dividends in cash commencing fifteen (15) days following the end of the first calendar quarter that the Corporation shall have received the first cash distribution from ELGIN as provided for in EXHIBIT D to the REGULATIONS (the "Dividend Commencement Date"). The quarterly dividend payments will apply against the accrued and accumulated unpaid dividends until such time as the dividends paid from cash distributed to the Corporation from ELGIN equals the accumulated dividends. Upon payment of all accumulated and unpaid dividends, the dividend will be accrued and paid quarterly at the greater of ; (i) the 10% annual rate, or (ii) 80% of the cash distributions from ELGIN. At such time as accumulated dividend payments to the holders of the Series B Preferred Stock equals 150% of the stated value of the Series B Preferred Stock, the dividend rate will be fixed and dividends accrued and paid quarterly at the rate of 66.67% of the cash distributions received from ELGIN.

          c. For purposes of this Section 2, the last date of each calendar month following the Dividend Commencement Date on which any Series B Preferred Stock will be outstanding will be deemed to be a "Dividend Due Date." The record date for the payment of dividends will, unless otherwise altered by the Corporation's Board of Directors, be the 15th day following the Dividend Due Date (the "Dividend Payment Date"). The record date for the payment of dividends on the Series B Preferred Stock shall be 15 days prior to a Dividend Due Date. Each such dividend shall be paid to the holders of record of shares of Series B Preferred Stock as they appear on the stock register of the Corporation.

          d. Any dividend which is not paid on the Dividend Payment Date shall be deemed to be "past due" until the dividend is paid or until the Share of Series B Preferred Stock with respect to which the dividend became due will no longer be outstanding, whichever is the earlier to occur. All dividends will be declared only upon outstanding shares of Series B Preferred Stock and will be declared pro rata so that in all cases the amount of dividends declared per share on the outstanding Series B Preferred Stock shall be the same.

          e. So long as any shares of Series B Preferred Stock shall remain outstanding, the Corporation shall not declare or pay any dividend, make a distribution, or purchase, acquire, redeem, or set aside or make monies available for a sinking fund for the purchase or redemption of, any shares of stock of the Corporation ranking junior to the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets on redemption, liquidation, dissolution or winding up of the Corporation including Common Stock of the Corporation (the Common Stock and any other stock being herein referred to as "Junior Stock"), unless:

               i. all dividends in respect of the Series B Preferred Stock for all past dividend periods have been paid and such dividends for the current dividend period have been paid or declared and duly provided for,

               ii. the Corporation shall not be in default with respect to any matters included herein with respect to the Series B Preferred Stock.

                    Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise) as may be determined by the Board may be declared and paid on any Junior Stock from time to time out of any funds legally available, and the Series B Preferred Stock will not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.



     3. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B Preferred Stock then outstanding shall be entitled to receive a proportionate interest in the Corporation's Capital Account of ELGIN, subject, however, to the terms and conditions of the "Regulations of Elgin Holdings, LLC.", before any payment or declaration and setting apart for payment of any amount will be made in respect of any shares of any Junior Stock or stock ranking on parity with the Series B Preferred Stock, with respect to the payment of dividends or distribution of assets on liquidation, dissolution or winding up of the Corporation, an amount equal to $1,000 per share plus all accumulated, past-due and unpaid dividends (including a prorated monthly dividend from the last Dividend Due Date to the date of such payment) in respect of any liquidation, dissolution or winding up of the Corporation.

          If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Corporation's Capital Account in ELGIN to be distributed among the holders of Series B Preferred Stock shall be insufficient to permit the payment to the holders of the full preferential amounts aforesaid, then the remaining assets of the Corporation , shall be distributed ratably among the holders of the Series B Preferred Stock and any preferred stock ranking on parity with the Series B Preferred Stock (such parity preferred stock having a preferential right as to certain assets of the Corporation) based upon the number of shares of each series of preferred stock held by each holder.



     4. Voting. Except as otherwise expressly provided herein or as required by law, the holder of each share of Series B Preferred Stock shall not be entitled to vote.

          a. In any case in which the holders of the Series B Preferred Stock are entitled to vote pursuant to this Section or pursuant to law, each holder of the Series B Preferred Stock is entitled to one vote for each share of Series B Preferred Stock held.

          b. As long as any shares of the Series B Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock, (1) create any class or classes of stock ranking prior to or on a parity with the Series B Preferred Stock either as to dividends or upon liquidation, (2) amend, alter or repeal any of the provisions of the Corporation's Articles of Organization or Bylaws so as to affect adversely the preferences, special rights or powers of the Series B Preferred Stock; provided, however, that the amendment of the provisions of the Articles of Incorporation so as to authorize or create, or to increase the authorized amount of, any Junior Stock will not be deemed to affect adversely the voting powers, rights or preferences of the holders of the Series B Preferred Stock, (3) issue any additional shares of the Series B Preferred Stock, (4) consolidate or merge with or into any other corporation, (5) liquidate, wind up or dissolve itself, or (6) convey, sell, assign, transfer or otherwise dispose of, all or substantially all of its assets.



     5. No Reissuance of Series B Preferred Stock. No Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, or otherwise will be reissued, and all shares acquired by the Corporation will be cancelled, retired and eliminated from the shares which the Corporation will be authorized to issue.


     6. Right to Audit Books and Records of Corporation. As long as any shares of the Series B Preferred Stock remain outstanding, each holder of 20% or more of the Series B Preferred Stock shall have the right, during normal business hours, and upon reasonable prior notice, to review and audit the books and records of the Corporation to ensure that the Corporation has properly accrued and paid all dividends to which the holders of the Series B Preferred Stock may be entitled.


     7. Right of First Refusal. As long as any shares of the Series B Preferred Stock remain outstanding, in the event that a holder of the Series B Preferred Stock ("Selling Stockholder") desires to sell, or receives a bona fide offer which it desires to accept from a prospective purchaser to buy its Series B Preferred Stock, it shall first offer such shares of Series B Preferred Stock to the other holders of the Series B Preferred Stock as provided in this Section.

          a. The other holders of the Series B Preferred Stock shall have the right either to purchase the Selling Stockholder's stock in accordance with the terms of the written offer by written notice to the Selling Stockholder of their intent to purchase such interest, such notice to be delivered to the Selling Stockholder within 30 days following the date on which the Selling Stockholder's written offer is delivered to the other holders of the Series B Preferred Stock.

          b. Payment of the purchase price shall be made upon the payment terms of the written offer.

          c. Right to Sell to Third Party. In the event the other holders of Series B Preferred Stock elect not to purchase the Selling Stockholder's shares, the Selling Stockholder shall be free to sell its shares to the prospective purchaser upon the purchase price, terms and conditions contained in the original offer for a period of 60 days from the expiration of the other Series B Preferred Stockholders right to purchase the Selling Stockholders shares. If the Selling Stockholder's stock is not sold to the prospective purchaser within the 60 day period, then the Selling Stockholder may not transfer the Selling Stockholder's stock to the prospective purchaser without once again offering the stock as provided in this paragraph.


     8. Notices. All notices to the Corporation permitted here will be personally delivered or sent by first class mail, postage prepaid, addressed to its principal office located at 5799 Broadmoor Suite 750 Mission, Ks. 66203, Attention: Treasurer, or to other address at which its principal office is located and as to which notice is similarly given to the holders of the Series B Preferred Stock at their addresses appearing on the books of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by its Secretary, and witnessed this 12th day of October, 2004.

                                            ALLEN DRILLING ACQUISITION COMPANY

                                            By:  /s/
                                               --------------------------------
                                                              President

Witness:


/s/
-----------------------------

                                    EXHIBIT C

          THE LICENSE AGREEMENT BETWEEN ADVANCED ENERGY RECOVERY, INC.
                             ELGIN HOLDINGS, L.L.C.
                           GATEWAY ENERGY CORPORATION






                                LICENSE AGREEMENT


          THIS LICENSE AGREEMENT ("Agreement") dated as of the 15th day of November, 2004, is made by the between Advanced Energy Recovery, Inc., a Delaware corporation, ("AER"), Allen Drilling Acquisition Company, a wholly-owned subsidiary of AER and a Nebraska corporation ("ADAC"), Elgin Holdings, LLC, a Texas limited liability company ("Elgin"), Gateway Energy Corporation, a Delaware corporation ("Gateway"), and Gateway Processing Company, a Texas corporation ("GPC") (AER, ADAC and Elgin are collectively referred to as the "AER Parties").

                                    RECITALS

          WHEREAS, GPC holds the exclusive U. S. license to technology developed by Advanced Extraction Technologies, Inc., a Texas corporation ("AET"), which employs the state-of-the-art, patented, absorption based technology to remove nitrogen and other gasses from natural gas pursuant to a First Amended and Restated Agreement to Develop Natural Gas Treatment Projects Using Mehra Gas Treating Units, dated as of January 1, 2004 (the "AET Agreement"); and

          WHEREAS, the AET Agreement authorizes GPC to license the Know-How and Patent Rights (as those terms are defined in the AET Agreement) in the United States to design, construct, build, license, operate, sell, install, assign, lease, rent, repair, maintain, revise and revamp Mehra Gas Treating Units (as defined in the AET Agreement); and

          WHEREAS, ADAC and Gateway have entered into that certain agreement dated March 6, 2003 with respect to a project known as the "Madisonville Project", which project utilizes the Know-How and Patent Rights licensed to GPC pursuant to the AET Agreement; and

          WHEREAS, Elgin is a company holding significant rights to high Nitrogen gas within the Madisonville Field which would benefit from the processing available pursuant to Mehra Gas Treating Units; and

          WHEREAS, the parties hereto desire to enter into an agreement with respect to a joint participation in future projects which will treat natural gas to remove impurities from the gas to enable the gas to meet pipeline quality specifications ("High Nitrogen Projects"); and

          WHEREAS, Gateway desires due diligence assistance in connection with certain future Gateway projects, and assistance in the preparation and filing of Gateway's Securities and Exchange Commission ("SEC") reports, and AER has agreed to provide such assistance.

          NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. GPC hereby grants to the AER Parties a non-exclusive license to the Know-How and Patent Rights (as those terms are defined in the AET Agreement) in the United States to design, construct, build, license, operate, sell, install, assign, lease, rent, repair, maintain, revise and revamp one or more Mehra Gas Treating Units (as defined in the AET Agreement) operated in the AMI (as defined below) at or near the current Madisonville facility. The party or parties hereto that own and operate the Mehra Gas Treating Unit(s) shall be responsible for the payment or pre-payment of all of the license fees payable to AET pursuant to the license agreement arising from such dedicated gas. However, AER shall advance to Gateway, as a prepayment of earnings from its Madisonville operations $91,250, which equals the sum Gateway requires to advance pay any or all fees due AET under Gateway the AET Agreement. Said funds shall be made available to Gateway on or before December 15, 2004. With respect to the license granted hereby, the AER Parties agree to be bound to the terms and conditions of the AET Agreement.

     2. The AER Parties agree that all natural gas produced and owned by the AER Parties and their controlled affiliates, which shall exceed 5,000 Mcf per day, whether by their own producing wells or by unitized well within the AMI, shall be dedicated to and processed by Mehra Gas Treating Units pursuant to Gateway's exclusive license under the AET Agreement. "AMI" shall have the meaning set forth in the First Amended and Restated Master Agreement (the "Master Agreement"), dated September 12, 2003, by and among GPC, Redwood Energy Production, L.P., and Hanover Compression Limited Partnership or any amendments, modifications or replacements that may be in place from time to time.

     3. The AER Parties agree that with respect to the gathering, treatment and transportation of gas within the AMI which may be performed by the parties hereto, the economic terms of such additional services shall be substantially similar to those terms provided for in the agreements currently in place for the Madisonville Field in the agreements contemplated by the Master Agreement or any amendments, modifications or replacements that may be in place from time to time. All such services shall be governed by definitive agreements to be executed by the parties.

     4. Gateway hereby grants to AER, or its designee, the option to participate (a) on a pari passu basis with Gateway or its controlled affiliates in any High Nitrogen Projects in which Gateway is a participant and in which the project utilizes Gateway's exclusive license under the AET Agreement, provided that AER shall have a right, upon exercise of such option, to an interest in such project equal to one-third (1/3) of the total interest that would otherwise Gateway have therein, and (b) on a pari passu basis with any third party financing source in one-third (1/3) of the financing of any High Nitrogen Projects in which Gateway is a participant and in which the project utilizes Gateway's exclusive license under the AET Agreement. To exercise this option, AER must provide its pro rata amount of cash and other consideration in the same form and subject to the same terms and conditions as Gateway provides in such project. This option shall expire on November 15, 2007, unless Gateway has not presented eight
          (8) or more applicable projects prior to such date, in which case this option shall continue until immediately after the eight (8th) such option is thereafter presented. Gateway shall have the right to designate up to two (2) projects each year which will not be subject to the option granted to AER pursuant to this Section 4, and such designated projects shall not count as one of the eight projects described in the preceding sentence. Notwithstanding the foregoing, with respect to any project developed by Gateway and in which AET by virtue of the AET Agreement elects to participate up to 25%, then AER and Gateway shall each proportionately reduce their rights under this
          Section 4. For purposes of this Section 4, a single High Nitrogen Project shall mean a project with capacity of at least 4,000 Mcf/d, and shall include any additions to the capacity of the plants or additional plants included in the High Nitrogen Project.

     5. AER will make available, on an "as needed basis", one or more of its employees, (Larry J. Horbach and/or Chuck A. Holtgraves) to consult with and assist Gateway employees in the preparation and filing of it's SEC reports for a period of up to one (1) year from the date of this Agreement. Gateway shall reimburse AER for all out-of-pocket expenses incurred by such employees of AER;


     6. AER will provide due diligence service assistance to Gateway on High Nitrogen Projects which may be potentially developed by Gateway, on a project by project basis, for a period of three years, from the date of this agreement. Gateway shall reimburse AER for all out-of-pocket expenses incurred by AER in connection with this due diligence effort;

     7. The parties agree, that except for the RECITALS above, no further representations, warranties, or closing obligations are required.

     8. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     9. Any notice, request, consent or communications (a "Notice") shall be effective only if it is in writing and delivered, with receipt confirmed, address as follows:

          If to AER to:

          Advanced Energy, Recovery, Inc.
          Charles A. Holtgraves, President
          5799 Broadmoor, Ste, 750
          Mission,  KS  66218


          If to ADAC and Elgin, to:

          Allen Drilling Acquisition Company
          5799 Broadmoor, Ste, 750
          Mission,  KS  66218
          Attn: Charles A. Holtgraves


          If to Gateway and GPC, to:

          Gateway Energy Corporation
          500 Dallas Street, Suite 2615
          Houston, TX 77002
          Attn:  President

          With a copy to:

          Shook, Hardy & Bacon L.L.P.
          2555 Grand Boulevard
          Kansas City, MO 64108
          Attn:  Craig L. Evans

     IN WITNESS WHEREOF, the parties hereto have entered in this Agreement as of the date first herein above set forth.


                                            ADVANCED ENERGY RECOVERY, INC.


                                            By:  /s/
                                               ------------------------------
                                                      Charles A. Holtgraves
                                                      President

                                            ALLEN DRILLING ACQUISITION COMPANY


                                            By:  /s/
                                               -------------------------------
                                                      Charles A. Holtgraves,
                                                      President


                                            ELGIN HOLDINGS, LLC


                                            By:  /s/
                                               -------------------------------
                                                      Charles A. Holtgraves,
                                                      Manager


                                            GATEWAY ENERGY CORPORATION


                                            By:  /s/
                                               -------------------------------
                                                      John Raasch
                                                      President


                                            GATEWAY PROCESSING COMPANY


                                            By:  /s/
                                               -------------------------------
                                                      John Raasch
                                                      President

                                    EXHIBIT D

                                  PRESS RELEASE

                FOR IMMEDIATE RELEASE: CONTACT CHUCK HOLTGRAVES
                                 (913) 535-1072


ADVANCED ENERGY RECOVERY, INC. ANNOUNCES CLOSING OF TWO SIGNIFICANT TRANSACTIONS


MISSION, KANSAS, November 18, 2004- Advanced Energy Recovery, Inc. ("AER"), (OTC-PINK SHEETS: AVRC.PK) a mid-stream natural gas and production company, reported the closing of two transactions.

In the first transaction, AER, through its wholly owned subsidiary, Allen Drilling Acquisition Company, ("ADAC") entered into a joint venture (Elgin Holdings, L.L.C.) ("Elgin") with GulfWest Energy Inc, ("GWEI") a publicly traded oil and gas company located in Houston, Texas. The joint venture was formed for the purpose of initially developing certain portions of the GWEI oil and gas asset bases in Madison and Hardin Counties, Texas. Certain of the Madison County gas reserves, if developed and produced, are expected to require treatment similar to that described later in the second transaction. GWEI contributed certain assets valued at approximately $540,000, and ADAC committed to provide up to $595,000 in initial cash capital funding to Elgin. ADAC holds a 52.5% interest in Elgin. The initial capital commitment funds are being raised by ADAC through the private placement of a new series of ADAC participating preferred stock.

In the second transaction, AER entered into a license agreement (the "Agreement") with Gateway Energy Corporation ("Gateway"), another publicly traded energy company located in Houston Texas. The Agreement, provides, among other things, for the granting of a sublicense to AER and Elgin to enable Elgin to treat the gas produced from the leasehold interests owned by Elgin in Madison County, Texas. The gas treatment process employs the state-of-the-art, patented, absorption based technology developed by Advanced Extraction Technologies, Inc., ("AET") for which Gateway has the exclusive U. S. license, to remove nitrogen from the gas. In addition, the Agreement provides that AER and Elgin will dedicate all gas requiring treatment produced from its Madison County reserves to Mehra Gas Treating Units pursuant to Gateway's exclusive license under the AET licensing agreement. The Agreement further grants to AER or its designees, an option to participate pari passu with Gateway, subject to certain limitations, in future projects which require the treatment of natural gas containing high nitrogen, which projects utilize the AET license held by Gateway

President Charles Holtgraves commented, "The completion of these two transactions should provide an excellent platform on which to build future stockholder value for the Company. In addition, these transactions complete the transformation of the Company from the financial industry to the energy industry. In late March, 2004, the Company's shareholders approved our name change from Advanced Financial, Inc. to Advanced Energy Recovery, Inc. and a reverse 1 for 3 stock split. They also approved the disposition of all of our financial operations, which transaction was completed at the end of August, but effective as of April 1, 2004, which is the date our fiscal year begins. As of April 1, 2004, all of the Company's operations and assets are now based in the energy industry. Although we are a very small sized energy company at this time, we believe our new business strategy, which is to focus on the development and production of known natural gas reserves which can be treated and brought to market, will provide investment opportunities to significantly grow the Company and enhance stockholder value. We are entering the industry at a time when the current and future projected sustained price of natural gas, as well as the demand for natural gas are at all time highs, while at the same time the amount of natural gas reserves in the continental United States that cannot be developed and produced because of nitrogen and other impurities is substantial. Some estimates put these "non-spec" gas reserves to be in the range of 30% to 40% of all natural gas reserves in the continental United States. Our joint ventures with GulfWest and Gateway are an economically viable integral part of implementing our new business strategy."